Aames Mortgage Trust 2002-2

Mortgage Pass-Through Certificates

Series 2002-2

Triggers, Adj. Rate Cert. and Miscellaneous Report for June 25, 2003 Distribution
Triggers, Adj. Rate Cert. and Miscellaneous Report

TRIGGER EVENTS	GROUP 2	GROUP 1	TOTAL

Delinquency Event Occurring?		No	No
Cummulative Loss Event Occurring?		No	No

ADJUSTABLE RATE CERTIFICATE INFORMATION	GROUP 2	GROUP 1	TOTAL
SPACE INTENTIONALLY LEFT BLANK

ADDITIONAL INFORMATION	GROUP 2	GROUP 1	TOTAL
SPACE INTENTIONALLY LEFT BLANK

Page 27 of 27	© COPYRIGHT 2003 Deutsche Bank